UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary proxy statement

[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12



                              PATHMARK STORES, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


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(2)  Aggregate number of securities to which transaction applies:


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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)  Proposed maximum aggregate value of transaction:


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(5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

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The following is an update to, and is hereby incorporated into, Pathmark Stores,
Inc.'s Definitive Proxy Statement (the "Proxy Statement") on Schedule 14A filed with the Securities and Exchange Commission on May 6, 2005. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Additional Participants in the Solicitation

         Each of the Investors, The Yucaipa Companies, LLC ("Yucaipa"), their respective directors, and certain of their respective executive officers and employees, including, without limitation, Ronald W. Burkle, Managing Member of Yucaipa, Michael Duckworth, a Partner at Yucaipa, and Cameron Reilly, an Associate at Yucaipa, may be considered participants in the Company's solicitation of proxies in connection with the proposed transaction. As of the date hereof, Yucaipa American Alliance Fund I, LP ("YAAF") is the owner of 100 shares of the Company's common stock. Mr. Burkle is the Managing Member of Yucaipa American Alliance Fund I, LLC, which is the general partner of YAAF. By virtue of this relationship, Mr. Burkle may be deemed to be the beneficial owner of the shares of the Company's common stock owned by YAAF. Mr. Burkle disclaims such ownership except to the extent of his pecuniary interest therein.

         Each of the participants named above may solicit proxies on behalf of the Company personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services, and any costs or expenses incurred by them in connection with any such solicitation will be paid by the Investors and/or Yucaipa. In the event that any written materials are furnished to stockholders in connection with any such solicitation, such materials will be filed with the SEC and made available to all of the Company's stockholders in accordance with applicable federal securities laws.